UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2018

Trimble Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

935 Stewart Drive, Sunnyvale,

California, 94085

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition

On February 2, 2018, Trimble Inc. (“Trimble” or “the Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with e-Builder, Inc., a Florida corporation (“e-Builder”), and the stockholders of e-Builder identified therein. Upon the terms and subject to conditions set forth in the Purchase Agreement, Trimble acquired all of the issued and outstanding shares of common stock of e-Builder for a total purchase price of $500.0 million, subject to certain adjustments described in the Purchase Agreement. The Purchase Agreement contains representations, warranties and covenants by the parties that are customary for a transaction of this nature. The acquisition closed on February 2, 2018. e-Builder is now a wholly-owned subsidiary of Trimble.

The Purchase Agreement is attached hereto as an Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Purchase Agreement has been included to provide investors with information regarding its terms and is qualified in its entirety by reference to the full text of the Purchase Agreement. It is not intended to provide any other factual information about Trimble or e-Builder. The Purchase Agreement contains representations and warranties by each of the parties to the Purchase Agreement, which were made only for purposes of the Purchase Agreement and as of specified dates. The representations, warranties and covenants in the Purchase Agreement were the product of negotiations among the parties and made solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Trimble, e-Builder or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Trimble’s public disclosures.

Credit Agreement

On February 2, 2018, Trimble entered into a $300,000,000 Revolving Credit Agreement (the “Credit Agreement”), by and between the Company and The Bank of Nova Scotia (the “Bank”). The Credit Agreement provides for an unsecured revolving loan facility in the aggregate principal amount of $300.0 million. As of February 2, 2018, after giving effect to the borrowings made on the closing date, the Company had outstanding $300.0 million aggregate principal amount of revolving loans under the Credit Agreement.

Use of Proceeds. The proceeds of the loans under the Credit Agreement may be used by the Company for working capital and general corporate purposes, including the financing of acquisitions. The Company used the proceeds from the borrowings made on the closing date, together with cash on hand to pay the purchase price for the e-Builder acquisition.

Borrowings and Repayments. The Company may borrow, repay and reborrow funds under the revolving facility until its maturity on January 31, 2019, at which time such revolving facility will terminate, and all outstanding loans under such facility, together with all accrued and unpaid interest, must be repaid. Revolving loans may be prepaid and revolving loan commitments may be permanently reduced by the Company in whole or in part, subject to certain minimum thresholds, without penalty or premium, subject to customary breakage costs for certain types of loans.

Fees. Amounts not borrowed under the revolving facility will be subject to a commitment fee, to be paid in arrears on the last day of March, June, September and December, equal to 0.15% of the daily unused commitment. The Company also paid an arranger fee to the Bank at closing.

Interest Rate. Borrowings under the Credit Agreement will bear interest, at the Company’s option, at either: (i) a floating per annum base rate determined by reference to the highest of: (a) the Bank’s prime rate; (b) 0.50% per annum above the federal funds effective rate; and (c) LIBOR for an interest period of one month; plus a margin equal to 0.125%, (ii) a fixed per annum rate based on LIBOR plus a margin of 1.125% or (iii) an interest rate agreed between the Company and the Bank.

Representations; Covenants. The Credit Agreement contains various customary representations and warranties by Trimble, which include customary use of materiality, material adverse effect and knowledge qualifiers. The Credit Agreement contains customary affirmative and negative covenants including, among other requirements, negative covenants that restrict Trimble’s and its subsidiaries’ ability to create liens and enter into sale and leaseback transactions, and that restrict its subsidiaries’ ability to incur indebtedness. Further, the Credit Agreement contains financial covenants that require the maintenance of maximum leverage and minimum interest coverage ratios. The Credit Agreement requires the Company to make substantially the same representations and warranties, and comply with substantially the same covenants, as set forth in the Company’s Five-Year Credit Agreement, dated as of November 24, 2014, among the Company, the subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Syndicated Credit Agreement”).

Events of Default. The Credit Agreement contains events of default that include, among others, non-payment of principal, interest or fees, breach of covenants, inaccuracy of representations and warranties and a cross default to the Syndicated Credit Agreement. Upon the occurrence and during the continuance of an event of default, the Bank may accelerate the Company’s obligations under the Credit Agreement; however, that acceleration will be automatic in the case of bankruptcy and insolvency events of default involving the Company.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1. The foregoing descriptions of the Credit Agreement do not purport to be complete and are qualified in their entirety by reference to such agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth above under Item 1.01 regarding the acquisition of e-Builder is hereby incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 regarding the Credit Agreement is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On February 2, 2018, Trimble issued a press release announcing the acquisition of e-Builder. The press release is attached as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01 of the Current Report on Form 8-K, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report on Form 8-K and regardless of any general incorporation language in such filing, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Stock Purchase Agreement dated as of February 2, 2018 by and among Trimble Inc., e-Builder, Inc. and the stockholders of e-Builder named therein.

10.1	$300,000,000 Revolving Credit Agreement dated as of February 2, 2018 between Trimble Inc. and The Bank of Nova Scotia.

99.1	Press Release dated February 2, 2018 announcing Trimble’s acquisition of e-Builder.

* This filing excludes certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC. a Delaware corporation

Dated: February 2, 2018	By:	/s James A. Kirkland
James A. Kirkland Senior Vice President, General Counsel